Exhibit 99.3

SURGE GLOBAL ENERGY COMPLETES ITS NAME AND SYMBOL CHANGE

Wednesday, October 13, 2004

NORTH CANTON, Ohio--(BUSINESS WIRE)--October 13, 2004--Surge Global Energy, Inc. formerly The Havana Group, Inc. is pleased to announce that it has completed its name change and has obtained a new symbol for its common stock. The company's old symbol is HVGP: the new symbol is SRGG, and will trade under the new symbol and name at the open of trading tomorrow.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.


________________________
CONTACT:
     The Havana Group/Surge Global Energy
     Frederick C. Berndt, 330-244-9720